SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2003

BioMarin Pharmaceutical Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(IRS Employer Identification No.)

371 Bel Marin Keys Blvd., Suite 210, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On January 29, 2003, BioMarin Pharmaceutical Inc. (the “Registrant”) issued a press release regarding its receipt of a complete response letter from the U.S. Food and Drug Administration related to the marketing application for Aldurazyme. The Registrant's press release issued on January 29, 2003 is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)        Financial Statements of Business Acquired.

              Not Applicable.

(b)        Pro Forma Financial Information.

             Not Applicable.

(c)        Exhibits.

             Exhibit 99.1 Press Release of the Registrant dated January 29, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc.,
a Delaware corporation

Date: January 29, 2003	By: /s/ Louis Drapeau
Louis Drapeau
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of the Registrant dated January 29, 2003